As filed with the Securities and Exchange Commission on July 18, 2006

Registration No. 333-130594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

___________________________________

QI Systems Inc.

(Exact name of registrant as specified in its Charter)

Delaware	7371	20-5126146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034, (817) 427-8611

(address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________________

Steven R. Garman

President and Chief Executive Officer

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034, (817) 427-8611

(address, including zip code, and telephone number, including area code, of agent of service)

_____________________

Copies to:

Dean A. Tetirick

Cantey & Hanger, L.L.P., 801 Cherry St., Suite 2100, Fort Worth, Texas, (817) 877-2800

_____________________

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐

___________________________________

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed solely to reflect a change in domicile of QI Systems Inc., from the Province of British Columbia, Canada to the State of Delaware. Pursuant to Rule 414(d) of the Securities Act of 1933, as amended, this Registrant, a Delaware corporation, as successor to QI Systems Inc., a British Columbia corporation, expressly adopts this registration statement as its own for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Colleyville, Texas on July 18, 2006.

QI SYSTEMS INC.

By:	/s/ ROBERT I. MCLEAN JR.
Robert I. McLean Jr.
Chief Financial Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ STEVEN R. GARMAN*	President and Chief	July 18, 2006
Steven R. Garman	Executive Officer and Director
(Principal Executive Officer)
/s/ ROBERT I. MCLEAN JR.	Chief Financial Officer and	July 18, 2006
Robert I. McLean Jr.	Chief Operating Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ RICHARD H. MURRAY*	Senior Vice President and	July 18, 2006
Richard H. Murray	Director

/s/ ALAN D. GRAVES*	Director	July 18, 2006
Alan D. Graves

/s/ BILLY GENE PARKER, JR.*	Director	July 18, 2006
Billy Gene Parker, Jr.

/s/ WILLIAM J. REID*	Director	July 18, 2006
William J. Reid

/s/ MATTHEW G. YUGOVICH*	Director	July 18, 2006
Matthew G. Yugovich

*By:	/s/ ROBERT I. MCLEAN JR.
Robert I. McLean Jr.
Attorney-in-fact